Exhibit 99.1

For more information, contact:	For Investor Relations:

Laura E. Owen, President & COO	Elite Financial Communications Group, LLC
16801 West 116th Street	Dodi Handy, President and CEO
Lenexa, KS 66219 USA	Phone: (407) 585-1080
Phone: (913) 338-5550	ICOP@efcg.net
Fax: (913) 312-0264
Lowen@ICOP.com www.ICOP.com

ICOP DIGITAL REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

Investor Teleconference and Webcast to Begin at 4:15 PM ET

LENEXA, KS – (PR NEWSWIRE) – May 13, 2008 – ICOP Digital, Inc. (Nasdaq: ICOP), an industry-leading company engaged in advancing digital surveillance solutions, today announced its operational and financial results for the three months ended March 31, 2008.

First Quarter 2008 Key Operational Highlights

•

ICOP shipped ICOP Model 20/20®-W units to law enforcement agencies in 37 states; sales activity was most pronounced in Arkansas, Georgia, Illinois, Minnesota, North Carolina, South Carolina and Wyoming.

•	Reorders from existing customers engaged in full fleet deployments of the ICOP Model 20/20-W rose to 67% in the first three months of 2008 from 46% in the first three months of 2007.

•

The Company has responded to 21 RFP’s from law enforcement agencies seeking competitive bids for equipping their patrol fleets with high quality digital in-car video systems. Of the 16 awarded to date, ICOP has won nine of them; four are still pending.

•

The Company launched a nationwide beta test of its ICOP LIVE™ wireless audio and video streaming solution in collaboration with a law enforcement agency serving a mid-sized U.S. city and several first responder agencies serving several smaller U.S. communities. The beta test was conducted to affirm ICOP LIVE’s functionality and user compatibility in real world applications of the technology. As a result of the test, ICOP LIVE has successfully demonstrated how law enforcement can leverage the technology to gain real time insight into local gang activity and other covert surveillance operations; to provide real-time surveillance of remote areas or of sites where suspicious activity has been reported; and to quickly escalate response to routine traffic stops or domestic disputes that have turned problematic, among other applications.

•

The Company commenced shipping the ICOP Extreme™ Wireless Mic to law enforcement agencies nationwide. The ICOP Extreme is a 900-MHz wireless microphone that records high quality audio at a range of over 2,000 feet (line of sight), representing an industry best. The industry standard wireless microphone delivers very poor quality audio, at very short range from the police vehicle.

Financial highlights for the three months ended March 31, 2008 compared to the three months ended March 31, 2007:

•	Revenues increased to $2.8 million, a 21.7% over $2.3 million.

•	Adjusted EBITDA (see definition and reconciliation of Adjusted EBITDA below) decreased 39.9% to $(1.1) million, when compared to Adjusted EBITDA of approximately ($750,000.)

•	Net loss increased 30.2% to $1.3 million, or $0.17 loss per basic and diluted share, from approximately $990,000, or $0.14 loss per basic and diluted share.

As of March 31, 2008, the Company had $1.7 million in cash; accounts receivables of $2.7 million; $5.0 million in inventory and working capital of $7.0 million. Total shareholders’ equity was $9.4 million.

Adjusted EBITDA is defined as operating loss excluding depreciation and amortization and stock-based compensation expenses. While depreciation and amortization are considered operating costs under U.S. GAAP, these expenses primarily represent a non-cash current period allocation of costs associated with long-lived assets acquired in prior periods. Similarly, the expense recorded for stock-based compensation does not represent a current or future period cash cost.

Management believes that Adjusted EBITDA is an important measure of operating performance, leverage capacity, its ability to service its debt, and its ability to make capital expenditures for its stockholders. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within the digital surveillance industry.

Management believes the use of this non-U.S. GAAP measure provides a useful basis for evaluating underlying business unit performance, but should not be considered in isolation and is not a substitute for evaluating business unit performance utilizing U.S. GAAP financial information. Management uses non-U.S. GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends and “operational run-rate,” as well as making financial comparisons to prior periods presented on a similar basis. The Company believes that providing such adjusted results allows investors and other users of ICOP’s financial statements to better understand ICOP’s recurring comparative operating performance for the periods presented.

ICOP’s management uses non-U.S. GAAP financial measures, such as Adjusted EBITDA, in its own evaluation of the Company’s performance, particularly when comparing performance to past periods. ICOP’s non-U.S. GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although ICOP’s management believes non-U.S. GAAP measures are useful in evaluating the performance of its business, ICOP acknowledges that items excluded from such measures may have a material impact on the Company’s income from operations, pretax income, net income and earnings per share calculated in accordance with U.S.GAAP. Therefore, management typically uses non-U.S. GAAP measures in conjunction with U.S. GAAP results. Investors and users of our financial information should also consider the above factors when evaluating ICOP’s results.

The attached schedule provides a full reconciliation of this non-U.S. GAAP financial measure to the most directly comparable corresponding U.S. GAAP financial measure.

ICOP will host a teleconference today beginning at 4:15 PM Eastern, and invites all interested parties to join management in a discussion regarding the Company’s third quarter financial results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing toll free 1-800-218-9073 or via the web at www.ICOP.com. For those unable to participate at that time, a replay of the webcast will be available for 90 days at www.ICOP.com.

CHARTS TO FOLLOW

ICOP DIGITAL, INC.

Condensed Balance Sheet

	March 31, 2008	December 31, 2007
	(unaudited)
Assets
Current Assets
Cash	$1,677,691	$3,166,213
Accounts receivable, net of allowance for doubtful accounts of $114,000 at March 31, 2008 and December 31, 2007	2,712,587	2,915,897
Inventory, at cost	5,068,278	4,143,781
Prepaid expenses	397,236	502,320

Total current assets	9,855,792	10,728,211
Property and equipment, at cost, net of accumulated depreciation of $818,220 at March 31, 2008 and $706,819 at December 31, 2007	2,320,988	1,359,630
Other Assets:
Investment, at cost	25,000	25,000
Deferred patent costs	87,621	87,621
Deposits	18,258	18,258

Total Assets	$12,307,659	$12,218,720

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$407,578	$735,382
Accrued liabilities	709,210	553,105
Line of credit	650,000	—
Notes payable	780,000	—
Unearned revenue	356,074	359,937

Total current liabilities	2,902,862	1,648,424

Shareholders’ Equity:
Preferred stock, no par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value; 50,000,000 shares authorized, issued and outstanding 7,462,937 shares at March 31, 2008 and 7,455,054 at December 31, 2007	29,841,472	29,710,064
Accumulated other comprehensive (loss) gain	(2)	7,729
Accumulated deficit	(20,436,673)	(19,147,497)

Total Shareholders’ Equity	9,404,797	10,570,296

Total Liabilities and Shareholders’ Equity	$12,307,659	$12,218,720

ICOP DIGITAL, INC.

Condensed Statements of Operations

(unaudited)

	Three Months Ended March 31,
	2008	2007
Sales, net of returns	$2,815,323	$2,272,168
Cost of sales	1,789,414	1,246,181

Gross profit	1,025,909	1,025,987

Operating expenses:
Selling, general and administrative	2,070,238	1,624,048
Research and development	246,355	458,951

Total operating expenses	2,316,593	2,082,999

Loss from operations	(1,290,684)	(1,057,012)
Other income (expenses):
Foreign currency translation	—	8,331
Loss on disposal of property and equipment	(5,283)	—
Interest income	17,188	67,118
Interest expense	(10,397)	(8,336)

Loss before income taxes	(1,289,176)	(989,899)
Income tax provision	—	—
Net loss	$(1,289,176)	$(989,899)

Basic and diluted loss per share	$(0.17)	$(0.14)

Basic and diluted weighted average common shares outstanding	7,460,134	7,232,869

ICOP DIGITAL, INC.

Reconciliation of Operating Loss to Adjusted EBITDA

(unaudited)

	Three Months Ended March 31,
	2008	2007
Operating Loss	$(1,290,684)	$(1,057,012)
Add: Depreciation and amortization	127,825	71,107
Add: Share-based compensation	105,000	234,600

Earnings before interest, taxes, depreciation, amortization and share-based compensation (Adjusted EBITDA)	$(1,057,859)	$(751,305)

About ICOP Digital, Inc.

ICOP Digital, Inc. (Nasdaq: ICOP) operates on the core principle that ‘without local security, there is no national security.’ It endeavors to protect people, assets and profits for communities with innovative, mission-critical security, surveillance and communication solutions. The Company engineers, manufactures and markets mobile and stationary surveillance products for use in the public and private sectors, and facilitates the delivery of live video to first responders. (GSA Contractor)

The ICOP Model 20/20®-W, ICOP’s flagship, award-winning product, is the leading digital in-car video recorder system for law enforcement. ICOP LIVE™ delivers live streaming video to and from first responder vehicles and headquarters, empowering first responders with enhanced real-time situational awareness and actionable intelligence, optimizing the outcome of a crisis. ICOP LIVE delivers live video wirelessly to first responders over any wireless network and to multiple internet enabled Windows® devices simultaneously. The ICOP Model 4000™, ICOP’s newest advanced surveillance solution, is the next generation transit/rail DVR system. The ICOP Model 4000 uses less power than traditional DVR’s, which means less heat and translates into a more reliable unit with less downtime. In addition, the ICOP Model 4000 boasts many advanced and innovative features and capabilities, such as wireless file uploading and wireless video streaming, among many others.

For more information, please view the following video presentations at http://www.icopdigital.com/why_icop.html and www.ICOP.com/veil.html, or visit www.ICOP.com.

Safe Harbor Statement

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.